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                      [PULASKI FINANCIAL CORP. LETTERHEAD]

     PULASKI FINANCIAL CORP. RECEIVES PRELIMINARY APPROVAL TO PARTICIPATE IN
                     U.S. TREASURY CAPITAL PURCHASE PROGRAM


ST. LOUIS, December 22, 2008 -- Pulaski Financial Corp. (Nasdaq Global Select:
PULB) announced today that the Company has received preliminary approval from the U.S. Treasury Department to participate in its TARP Capital Purchase Program authorized by the Emergency Stabilization Act of 2008.

Under the TARP Capital Purchase Program, the Treasury is authorized to purchase equity positions in U.S. financial institutions in the form of preferred stock as part of its efforts to stabilize the U.S. financial system and increase lending to businesses and consumers. The Company has been notified that the Treasury intends to invest up to approximately $32.5 million in Pulaski Financial Corp. senior preferred stock, subject to standard terms and conditions. In conjunction with the purchase of the preferred stock, the Treasury will receive warrants to purchase common stock with an aggregate market price equal to 15% of the total amount of the preferred investment.

Gary Douglass, President and Chief Executive Officer, commented, "We are pleased to participate in the TARP Capital Purchase Program. We believe this approval is recognition of the fundamental strength of Pulaski Bank and it enhances our ability to provide increased credit to businesses and consumers in our market area. In addition, it provides the Company with added flexibility for future strategic opportunities that may become available."

At September 30, 2008, the Company's wholly-owned subsidiary, Pulaski Bank, was considered "well-capitalized" under existing regulatory standards. On a pro forma basis, the addition of $32.5 million new capital through the program would have increased the bank's regulatory Tier 1 risk-based capital and total risk-based capital ratios at September 30, 2008 to approximately 10% and 13%, respectively.

ABOUT PULASKI FINANCIAL

Pulaski Financial Corp., operating in its 86th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail and commercial banking products through 12 full-service branch offices in St. Louis and three loan production offices in Kansas City and the St. Louis metropolitan area. The Company's website can be accessed at www.pulaskibankstl.com.

THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS ABOUT PULASKI FINANCIAL CORP., WHICH THE COMPANY INTENDS TO BE COVERED UNDER THE SAFE HARBOR PROVISIONS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL OR CURRENT FACTS, INCLUDING STATEMENTS ABOUT BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS COVER, AMONG OTHER THINGS, ANTICIPATED FUTURE REVENUE AND EXPENSES AND THE FUTURE PLANS AND PROSPECTS OF THE COMPANY. THESE STATEMENTS OFTEN INCLUDE THE WORDS "MAY,"

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"COULD," "WOULD," "SHOULD," "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES,"
"INTENDS," "PLANS," "TARGETS," "POTENTIALLY," "PROBABLY," "PROJECTS," "OUTLOOK" OR SIMILAR EXPRESSIONS. YOU ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS INVOLVE UNCERTAINTIES, AND IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED, INCLUDING CHANGES IN GENERAL BUSINESS AND ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, LEGAL AND REGULATORY DEVELOPMENTS, INCREASED COMPETITION FROM BOTH BANKS AND NON-BANKS, CHANGES IN CUSTOMER BEHAVIOR AND PREFERENCES, AND EFFECTS OF CRITICAL ACCOUNTING POLICIES AND JUDGMENTS. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2008 ON FILE WITH THE SEC, INCLUDING THE SECTIONS ENTITLED "RISK FACTORS." THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THEM IN LIGHT OF NEW INFORMATION OR FUTURE EVENTS.

FOR ADDITIONAL INFORMATION CONTACT:
Ramsey Hamadi                                  Paul Milano
Chief Financial Officer                        Treasurer
Pulaski Financial Corp.                        Pulaski Financial Corp.
(314) 878-3523 Ext. 3825                       (314) 878-3523 Ext. 3827